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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                               ________________



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report August 25, 1995


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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Item 5. Other Events

a) On August 17, 1995, Washington Energy Company made the following press release:

EXECUTIVE CHANGES ANNOUNCED AT WASHINGTON ENERGY COMPANY
     SEATTLE--Two executives have received new appointments and one has announced retirement at Washington Energy Company.
     Effective today, Timothy J. Hogan was named executive vice president and chief operating officer and James P. Torgerson was named executive vice president and chief administrative officer. Torgerson, in addition, will continue as chief financial officer.
     Both appointments are to Washington Energy Company and Washington Natural Gas, its utility subsidiary. Hogan formerly was senior vice president of supply and administration and corporate secretary, and Torgerson was senior vice president of finance, planning and development and chief financial officer.
     James W. Gustafson, senior vice president of Washington Natural Gas operations, has announced he will retire at the end of December 1995. He will remain at the company in the interim as senior vice president, working on implementation of the company's re-engineering programs.
     Two other senior vice presidents' titles also changed. Robert J. Tomlinson was named senior vice president, general counsel and corporate secretary for both companies, and William
J. Wortley was named senior vice president for government relations for Washington Natural Gas.
     "The new ways of working require simpler and less hierarchical structures than in the past. The new regulatory and competitive environment and the demands of our customers require fast response times and flexible decision making. Consequently, we must organize our company so that we can anticipate and then meet these demands," says Bill Vititoe, Chairman and CEO.






Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WASHINGTON ENERGY COMPANY


                              by /s/ James P. Torgerson
                              Executive Vice President,
                              Chief Administrative Officer and
                              Principal Financial Officer


                              WASHINGTON NATURAL GAS COMPANY


                              by /s/ James P. Torgerson
                              Executive Vice President,
                              Chief Administrative Officer and
                              Principal Financial Officer


August 25, 1995